ADDENDUM TO
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                         ATLANTIC LIBERTY SAVINGS, F.A.
                                       AND
                              WILLIAM M. GILFILLAN

     This Addendum (the "Addendum") to that certain employment agreement (the "Association Employment Agreement") by and between Atlantic Liberty Savings, F.A., a federally chartered savings association (the "Association"), with its principal administrative office at 186 Montague Street, Brooklyn, New York 11201-3001, and William M. Gilfillan ("Executive") is made effective as of this 20th day of December, 2005.

     WHEREAS, Executive is currently employed as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Association, a wholly-owned subsidiary of Atlantic Liberty Financial Corp., a Delaware corporation (the "Company"); and

     WHEREAS, new Section 409A of the Internal Revenue Code of 1986, as amended ("Code"), which is initially effective in 2005, has deemed certain employment agreements to be deferred compensation, subject to its provisions; and

     WHEREAS, the Association and Executive desire to update the Association Employment Agreement to conform to the provisions and requirements of Code
Section 409A.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Association and Executive hereby agree to the following amendments to the Association Employment Agreement, it being understood and agreed that except to the amendments specifically provided for herein, the remaining terms of the Association Employment Agreement shall remain in full force and effect:

     1. Section 6 of the Association Employment Agreement is hereby renamed:

     "PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION OR CHANGE IN CONTROL."

     2. Section 6(a)(iii) of the Association Employment Agreement is hereby replaced in its entirety with the following:

         "(iii)   Upon the occurrence of an Event of Termination,  as defined in
                  Section 6(a)(i) or (ii), on the Date of Termination, as defined in Section 9(b), the Association shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (x) the average annual rate of Base Salary paid in the last three (3) years ending in the year of termination and (y) the average rate of bonus awarded to Executive during the prior three years. Payment of the amount required hereunder shall be made on the first day of the seventh month following Executive's Separation from Service if Executive is a Specified Employee and such delay is required by Code Section 409A. For these purposes, the terms `Specified Employee' and `Separation from Service' shall have the meaning required by Code Section 409A. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment."

     3. Section 6(b) of the Association Employment Agreement is hereby replaced in its entirety with the following:

     "(b) The provisions of Section 6(b) shall apply upon the occurrence of a Change in Control during the term of this Agreement. In the event of a Change in Control of the Association or Company, Executive shall be entitled to a sum equal to three (3) times the sum of (x) the highest annual rate of Base Salary and (y) the highest annual bonus awarded to Executive during the prior three years. Payment of the amount required hereunder shall be made on the effective date of the Change in Control. Notwithstanding anything to the contrary herein, only if required by Code Section 409A, if the Executive is a "Specified Employee" within the meaning of Code Section 409A, the payment required hereunder shall be made no earlier than the first day of the seventh month following Executive's Separation from Service, as defined in Code Section 409A. For the purposes of this Agreement, a Change in Control of the Company or the Association shall mean a change in ownership of the Company or the Association under paragraph (i) below, a change in effective control of the Company or the Association under paragraph (ii) below, or a change in the ownership of a substantial portion of the assets of the Company or the Association under paragraph (iii) below:

         (i) Change in the ownership of the Company or the Association. A change in the ownership of the Company or the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

         (ii) Change in the effective control of the Company or the Association. A change in the effective control of the Company or the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or
                  (ii) a majority of members of the corporation's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Company or the Association is another corporation.


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

         (iii) Change in the ownership of a substantial portion of the Company's or the Association's assets. A change in the ownership of a substantial portion of the Company's or the Association's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Company or the Association, or
                  (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

         (iv)     For all  purposes  hereunder,  the  definition  of  Change  in
                  Control  shall  be  construed  to  be   consistent   with  the
                  requirements of Proposed Treasury Regulation Section 1.409A-3(g) or subsequent guidance."

     4. Section 6(c) of the Association Employment Agreement shall be replaced in its entirety with the following:

     "(c) Upon the occurrence of an Event of Termination under Section 6(a) or a Change in Control under Section 6(b), the Association will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association for Executive prior to such event or Change in Control. Such coverage, or in lieu thereof, a payment of not less than $12,000 per annum, shall continue until thirty-six (36) months following Executive's termination of employment."

     5. Section 6(d) of the Association Employment Agreement shall be amended by
        replacing  the  introductory   clause  "Upon  the  occurrence  of  an
        Event  of Termination," with the following clause:

     "Upon the occurrence of an Event of Termination or a Change in Control,"

     6. Sections 6(e) and 6(f) of the Association Employment Agreement shall be amended by replacing the introductory clause "Upon the occurrence of an Event of Termination, within sixty (60) days (or within such shorter period to the extent that information can reasonably be obtained) following Executive's termination of employment with the Association," with the following clause:

     "Upon the occurrence of an Event of Termination or a Change in Control, within sixty (60) days (or within such shorter period to the extent that information can reasonably be obtained) of the event which triggers a distribution hereunder,"


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

     7. A new Section 6(i) shall be added to the Association Employment Agreement which shall read as follows:

     "(i) Payments made under Section 6(b) above shall be made irrespective of whether termination of employment has occurred. Notwithstanding anything herein to the contrary, Executive shall only be entitled to a payment under the first to occur of an Event of Termination under Section 6(a), or a Change in Control under Section 6(b). Payments under one of these alternatives shall preclude payments under the other."

     8. Section 10 of the Association Employment Agreement is hereby renamed:

     "POST-PAYMENT OBLIGATIONS."


     IN WITNESS WHEREOF, the Association and the Company have caused this Addendum to be executed on their behalf by their duly authorized officers, and Executive has set his hand as of the date first written above.

                                            ATLANTIC LIBERTY SAVINGS, F.A.




Dated:   December 20, 2005                  By: /s/ Richard T. Arkwright
         ---------------------------            -------------------------------


                                            ATLANTIC LIBERTY FINANCIAL CORP.



Dated:   December 20, 2005                  By: /s/ Richard T. Arkwright
         ---------------------------            -------------------------------


                                            EXECUTIVE




Dated:   December 20, 2005                  By: /s/ William M. Gilfillan
         ---------------------------            -------------------------------
                                                William M. Gilfillan



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